UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2013

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 15, 2013, the board of directors (the “Board”) of The Hartford Financial Services Group, Inc. (the “Company”) elected Virginia P. Ruesterholz as a new director of the Board, effective immediately. Ms. Ruesterholz was appointed to serve on the Board’s Audit Committee and Finance, Investment and Risk Management Committee (“FIRMCo”).

Ms. Ruesterholz does not have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K.

Ms. Ruesterholz will receive, as part of her compensation, $2,500 for each Board meeting attended and, with the exception of FIRMCo, $2,000 for each committee meeting attended. As compensation for her 2013-2014 Board service year, she will also receive an annual cash retainer of $65,000, payable immediately, and a restricted stock award valued at $150,000 that will be granted on the second trading day following the filing of the Company’s Form 10-Q for the second quarter of 2013, based on the Company’s closing stock price on the grant date. The award will fully vest on the last day of the 2013-2014 Board service year. The Company also will provide Ms. Ruesterholz with $100,000 of Group Term Life and $750,000 of Accidental Death and Dismemberment insurance and will reimburse her for all travel expenses incurred in connection with her Board service.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 15, 2013. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Company’s Board of Directors were elected to hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

				Broker
Nominee	Votes For	Votes Against	Votes Abstained	Non-Votes
ROBERT B. ALLARDICE, III	319,099,344	4,566,376	5,470,187	47,239,547
TREVOR FETTER	319,071,116	5,420,677	4,644,114	47,239,547
PAUL G. KIRK, JR.	293,685,166	30,785,082	4,665,659	47,239,547
LIAM E. MCGEE	307,992,661	15,612,300	5,530,946	47,239,547
KATHRYN A. MIKELLS	318,097,797	6,421,159	4,616,951	47,239,547
MICHAEL G. MORRIS	304,222,038	20,322,372	4,591,497	47,239,547
THOMAS A. RENYI	317,792,822	6,705,025	4,638,060	47,239,547
CHARLES B. STRAUSS	309,900,778	14,616,462	4,618,667	47,239,547
H. PATRICK SWYGERT	284,379,823	40,091,821	4,664,263	47,239,547

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was approved based on the following votes:

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
359,589,277	12,007,179	4,778,998	0

3. The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
277,907,620	46,032,838	5,195,449	47,239,547

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 16, 2013	By:	Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Corporate Secretary